Exhibit (e)(ii)

AMENDMENT TO

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This amendment (“Amendment”) to the Amended and Restated Distribution Agreement (the “Agreement”) dated as of February 1, 2024 by and between Perpetual Americas Funds Trust (“Client”), on behalf of each of its series, and Perpetual Americas Funds Distributors, LLC (“Distributor”) is entered into as of March 28, 2024 (the “Effective Date”).

WHEREAS, Client and Distributor (“Parties”) desire to amend Exhibit A to the Agreement to reflect an updated Funds list; and

WHEREAS, Section 19 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects an updated Funds list.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PERPETUAL AMERICAS FUNDS TRUST		PERPETUAL AMERICAS FUNDS DISTRIBUTORS, LLC

By:	/s/ Jonathan Weitz	By:	/s/ Teresa Cowan
Name:	Jonathan Weitz	Name:	Teresa Cowan
Title:	President	Title:	President

Exhibit A

Dated as of March 28, 2024

Series of Perpetual Americas Funds Trust subject to this Agreement

Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund

Barrow Hanley Credit Opportunities Fund

Barrow Hanley Emerging Markets Value Fund

Barrow Hanley Floating Rate Fund

Barrow Hanley International Value Fund

Barrow Hanley Total Return Bond Fund

Barrow Hanley US Value Opportunities Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Emerging Markets Discovery Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Core Plus Bond Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

AGREED AND ACKNOWLEDGED:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on this Exhibit A

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	President

PERPETUAL AMERICAS FUNDS DISTRIBUTORS, LLC

By:	/s/ Teresa Cowan
Name:	Teresa Cowan
Title:	President

[Signature Page to Amendment to Amended and Restated Distribution Agreement]